EXHIBIT 99.2

February 12, 2010

Dear Stockholder:

Recently, you may have heard about some significant successes at Inland American, including:

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Addressing virtually all of our 2010 debt maturities.

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Retiring, refinancing or securing new lending commitments for approximately $684 million in maturing debt.

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Completing the purchase of four new properties, totaling approximately $154 million.

Inland American’s 2009 acquisitions totaled $1 billion, and included ten retail properties, totaling 3.3 million square feet, and three multifamily properties, totaling 2,761 apartment units.  Each acquisition has strengthened our core portfolio of income producing properties.  Our most recent acquisitions include:

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The 159,703-square-foot Woodlands Shopping Center in San Antonio, Texas. Tenants include Best Buy, Ross Dress for Less, PetCo and OfficeMax.

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The 237,565-square-foot Grafton Commons Shopping Center located in Grafton, Wisconsin. The property is anchored by ALDI’s, with other tenants including Kohl’s, Best Buy and PetSmart.

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The 356-unit Malibu Lakes Apartments, located in Naples, Florida. The apartments are situated in 20 two- and three-story buildings, and amenities include a clubhouse, two heated swimming pools, cabanas, attached garages, tennis courts and a walking/running path.

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The 678-unit Archstone Medical Center Apartments, located in Houston, Texas.  The apartments are located next to the Texas Medical Center, and amenities include two swimming pools and a wading pool, a 24-hour fitness center and a gated entrance.

Cash Distribution

We have enclosed your cash distribution for the month of January, paid at a rate equal to $0.50 per share on an annualized basis, which was determined by our board of directors in consultation with our business manager.   This equates to a 5% annualized yield on a share purchase price of $10.00 (the price at which we last offered shares of our common stock in the primary offering completed in April 2009).    If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan (“DRP”), a distribution statement is enclosed in lieu of a check.

1099s

For the year ended December 31, 2009, we paid distributions of approximately $411 million.  Of that amount approximately 72% is tax deferred.  Form 1099s were mailed to stockholders on or before January 31, 2010 by Registrar and Transfer Company (“R&T”).  Tax information, as well as other account information, may be accessed on R&T’s website at www.rtco.com.

Additional Information – Electronic Delivery
All company information can be found at www.inlandamerican.com.  If you would like to receive Inland American’s Securities and Exchange Commission filings electronically, please go to the R&T website at www.rtco.com/inlandedelivery to enroll. You will need your Inland American R&T account number, which is located in the upper right-hand corner of your account statement.

If you have any questions, please contact your financial advisor or Inland Customer Service at 800.826.8228.

Sincerely,

INLAND AMERICAN REAL ESTATE TRUST, INC.

Robert D. Parks	Brenda Gail Gujral
Chairman of the Board	President

Enclosure

cc:  Trustee

       Broker Dealer

       Financial Advisor

The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.